                                                           PAGE 110 OF 124 PAGES


                                   EXHIBIT D

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                           STOCK SUBSCRIPTION WARRANT

                TO PURCHASE 2,500,000 SHARES OF COMMON STOCK OF

                  VTX ELECTRONICS CORP, A DELAWARE CORPORATION
                                (THE "COMPANY")

                   DATE OF INITIAL ISSUANCE:   MARCH   , 1996


    THIS CERTIFIES THAT, for value received, Quota Fund N.V. or registered assigns (hereinafter called the "Holder") is entitled to purchase from the Company during the Term of this Warrant at the times provided for herein, the number of shares of Common Stock, par value $.10 per share, of the Company (the "Common Stock") as specified herein, at the Warrant Price (as hereinafter defined), payable in the manner specified herein. The exercise of this Warrant shall be subject to the provisions, limitations and restrictions herein contained.

    SECTION 1.  DEFINITIONS.

    For all purposes of this Warrant, the following terms shall have the meanings indicated

    COMMON STOCK - shall mean and include the Company's authorized Common Stock, par value $.10 per share, as constituted at the date hereof, and shall also include any capital stock of any class of the Company hereafter authorized which has the right to participate in the distribution of earnings and assets of the Company without limit to amount or percentage.

    SECURITIES ACT - the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

    TERM OF THIS WARRANT - shall mean the period beginning on December 1, 1998 and ending on December 1, 2005.

    WARRANT PRICE - is defined in Section 2.1 hereof.

    WARRANT RIGHTS - the rights of the Holder to purchase shares of Common Stock upon exercise of this Warrant, which rights shall not relate to shares of Common Stock already purchased pursuant to this Warrant.

                                                           PAGE 111 OF 124 PAGES



    WARRANT SHARES - shares of Common Stock purchased or purchasable by the Holder of this Warrant upon the exercise hereof.

    SECTION 2.  EXERCISE OF WARRANT.

    2.1. RIGHT TO EXERCISE. At any time and from time to time during the Term of this Warrant, the Holder may exercise this Warrant, in whole or part(s) to purchase the number of shares of Common Stock set forth on the cover page hereof, subject to adjustment as provided in Section 5. The Warrant Price shall be $.25 per share subject to adjustment as provided in Section 5 and may be paid either in cash or by presentation for surrender, cancellation and redemption of a principal and accrued interest amount of Secured Subordinated Debenture of the Company equal to the aggregate Warrant Price.

    2.3. PROCEDURE FOR EXERCISE OF WARRANT. To exercise this Warrant the Holder shall deliver to the Company at its office referred to in Section 9 hereof at any time and from time to time during the Term of this Warrant: the Notice of Exercise in the form attached hereto and the payment of the aggregate Warrant Price with respect to the Warrants exercised. In the event of any exercise of these rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder or such other name or names as may be designated by the Holder, shall be delivered to the Holder hereof within a reasonable time, not exceeding fifteen (15) days, after the rights represented by this Warrant shall have been so exercised. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Notice of Exercise was delivered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such delivery and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

    2.4. TRANSFER RESTRICTION LEGEND. Each certificate for Warrant Shares shall bear the following legend (and any additional legend required by (i) any applicable state securities laws and (ii) any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof unless at the time of exercise such Warrant Shares shall be registered under the Securities Act:

              "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution under a registration statement of the securities represented thereby) shall also bear such legend unless, in the opinion of counsel for

                                                           PAGE 112 OF 124 PAGES


the holder thereof (which counsel shall be reasonably satisfactory to counsel for the Company) the securities represented thereby are not, at such time, required by law to bear such legend.

    SECTION 3. COVENANTS AS TO COMMON STOCK. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance and receipt by the Company of the Warrant Price, be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes which may be payable in respect of the issue of this Warrant, or any Common Stock or certificates therefor issuable upon the exercise of this Warrant. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant, provided, however, that of the time of issuance of this Warrant the Company does not have sufficient authorized common stock for all outstanding securities or options convertible
into common stock.   The Company covenants to seek approval for an increase in
authorized common stock for the shareholders of the Company at its next Annual Meeting. The Company further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares upon the exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and so long as the Common Stock issuable upon the exercise of this Warrant is listed on any national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon exercise of this Warrant.

    SECTION 4.  OWNERSHIP.

    4.1 REGISTER; TRANSFER OR EXCHANGE OF WARRANTS. The Company shall keep at its office maintained in Farmingdale, New York a register in which the Company shall provide for the registration of Warrants and for the registration of transfer of Warrants. The Holder of any Warrant may, at its option and either in person or by duly authorized attorney, surrender the same for registration of transfer or exchange at such office and, without expense to such Holder (other than transfer taxes, if any), receive in exchange therefor a new Warrant or Warrants, dated as of the date to which transfer is effectuated, for the same aggregate amount of shares as the Warrant or Warrants so surrendered for transfer or exchange and each registered in such name or names as may be designated by such Holder. Every Warrant so made and delivered in exchange for any Warrant shall in all other respects be in the same form and have the same terms as the Warrant so surrendered for transfer or exchange.

    4.2. OWNERSHIP OF THIS WARRANT. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Section 4.

                                                           PAGE 113 OF 124 PAGES


    4.3. TRANSFER AND REPLACEMENT. This Warrant and all rights hereunder are subject to applicable federal and state securities laws, transferable in whole or in part upon the books of the Company by the Holder hereof in person or by duly authorized attorney, and a new Warrant or Warrants, of the same tenor as this Warrant but registered in the name of the transferee or transferees shall be made and delivered by the Company upon surrender of this Warrant duly endorsed. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction, and, in such case, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided that if the Holder hereof is an instrumentality of a state or local government or an institutional holder or a nominee for such an instrumentality or institutional holder, an irrevocable agreement of indemnity by such Holder shall be sufficient for all purposes of this Section 4, and no evidence of loss or theft or destruction shall be necessary. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above, in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant, other than stock transfer taxes (if any) payable in connection with a transfer of this Warrant, which shall be payable by the Holder.

    SECTION 5 ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES OF COMMON STOCK OR WARRANTS.

              (a) In case the Company shall (i) pay a dividend or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class) or distribute evidences of indebtedness or assets, (ii) sub-divide its outstanding shares of Common Stock (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the conversion privilege and Warrant Price in effect immediately prior to such action shall be adjusted so that the holders of any Warrants thereafter surrendered for exercise shall be entitled to receive the number of shares of capital stock of the Company which he or she would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (a), the holder of any shares of this Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose reasonable determination shall be made in good faith) shall determine the allocation of the adjusted conversion price between or among shares of such classes of capital stock.

              In the event the Company shall at any time, issue or sell any shares of Common Stock or rights, warrants or securities convertible into Common Stock (any such sale or issuance, being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Warrant Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) equal to the lowest of
(i) the per share consideration receivable by the Company on account of such Change of Shares, (ii) the lowest then current exercise or conversion price on any Warrants or convertible securities, or (iii) the Warrant Price determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction, the numerator of which shall be

                                                           PAGE 114 OF 124 PAGES


the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares (assuming full exercise, conversion or subscription of all rights, warrants or securities convertible into Common Stock). In addition, the number of shares of common stock into which this Warrant is convertible into shall be adjusted by multiplying the number of shares this Warrant is convertible into by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares (assuming full exercise, conversion or subscription of all rights, warrants or securities convertible into Common Stock). Such adjustments (both price and number of shares) shall be made successively whenever such and issuance is made.

    In case the Corporation shall at any time issue or sell shares of capital stock (other than Common Stock), or warrants, rights to subscribe or securities convertible into capital stock (excluding those referred to above), then in each such case the Warrant Price shall be adjusted so the same shall equal the lowest of (i) the per share consideration receivable by the Company on account of such issuance or sale, (ii) the lowest then current exercise or conversion price on any Warrants or convertible securities, or (iii) the price determined by multiplying the Warrant Price in effect immediately prior to the date of such distribution by a fraction the numerator of which shall be the current market price per share (determined pursuant to Section 5(g) below) of the Common Stock on the record date mentioned below multiplied by the total number of shares of Common Stock then outstanding, less than the fair market value (as determined by the Board of Directors of the Company in good faith) of the capital stock, subscription rights, assets or evidence of indebtedness so distributed and the denominator shall be such current market price per share of Common Stock multiplied by the total number of shares of Common Stock then outstanding. In addition, the number of share of common stock into which this Warrant is convertible into shall be adjusted by multiplying the number of shares this Warrant is convertible into by fraction, the numerator of which shall be current market price per share (determined pursuant to Section 5(g) below) of the Common Stock on the record date mentioned below multiplied by the total number of shares of Common Stock then outstanding and the denominator of which shall be the current market price per share of Common Stock multiplied by the total number of shares of Common Stock then outstanding, less the fair market value (as determined by the Board of Directors of the Company in good faith) of the capital stock, subscription rights, assets or evidence of indebtedness so distributed. Such adjustments (both price and number of shares) shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

    The provisions of this Section 5 shall not operate to increase the Warrant Price or reduce the number of shares of Common Stock purchasable upon the exercise of any Warrant.

              (b) The Company may elect, upon any adjustment of the Warrant Price hereunder, to adjust the number of Warrants outstanding, in lieu of the adjustment in the number of shares of Common Stock purchasable upon the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Warrant Price in effect immediately prior to such

                                                           PAGE 115 OF 124 PAGES


adjustment and the denominator of which shall be the Warrant Price in effect immediately after such adjustment.

              (c) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger of the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of each Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations under this Warrant. The foregoing provisions shall similarly apply to successive reclassification, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

              (d)  After each adjustment of the Warrant Price pursuant to this
Section 5, the Company will promptly prepare a certificate signed by the President, and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary, of the Company setting forth: (i) the Warrant Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment, and, if the Company shall have elected to adjust the number of Warrants, the number of Warrants to which the registered holder of each Warrant shall then be entitled.

              (e) For purposes of Section 5(a) and 5(b) hereof, the following shall also be applicable:

                   (A) The number of shares of Common Stock outstanding at any given time shall include shares of Common Stock owned or held by or for the account of the Company and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said sections.

                   (B) No adjustment of the Warrant Price shall be made unless such adjustment would require a decrease of a least $.0001 in such price; provided that any adjustments which by reason of this clause (B) are not required to be made at the time of and together with the next

                                                           PAGE 116 OF 124 PAGES


    subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.0001 in the Warrant Price then in effect hereunder.

              (f) If and whenever the Company shall grant to all holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for carrying a right, warrant or option to purchase Common Stock, the Company shall concurrently therewith grant to each Registered Holder as of the record date for such transaction of the Warrants then outstanding, the rights, warrants or options to which each Registered Holder would have been entitled if, on the record date used to determine the stockholders entitled to the rights, warrants or options being granted by the Company, the Registered Holder were the holder of record of the number or whole shares of Common Stock then issuable upon exercise (assuming, for purposes of this section 5 (f), that exercise of Warrants is permissible during periods prior to the Warrant Exercise Date) of his Warrants. Such grant by the Company to the holders of the Warrants shall be in lieu of any adjustment which otherwise might be called for pursuant to this Section 5.

              (g) For the purpose of any computation under this Section 5 the current market price per share of Common Stock on any date shall be deemed to be the lower of (i) the closing price on the record date for determining the holders of Warrants entitled to receive any adjustment or any computation or
(ii) average of the daily closing prices for 30 consecutive business days commencing 45 business days before the day in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the American Stock Exchange or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities and exchange, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System, or if not so reported, the average of the closing bid and asked prices as furnished by any firm acting at that time as a market maker in the Common Stock selected from time to time by the Company for this purpose.

    SECTION 6. NOTICE OF EXTRAORDINARY DIVIDENDS. If the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of earned surplus or by way of a stock dividend payable in shares of its Common Stock, the Company shall mail notice thereof to the Holder hereof not less than fifteen (15) days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution, and the Holder hereof shall not participate in such dividend or other distribution unless this Warrant may be exercised, in whole or in part, pursuant to Section 2.1 of this Warrant, and is exercised prior to such record date. The provisions of this Section 6 shall not apply to distributions made in connection with transactions covered by Section 5.

    SECTION 7. FRACTIONAL SHARES. Fractional shares shall not be issued upon the exercise of this Warrant but in any case where the Holder would, except for the provisions of this Section 7, be entitled under the terms hereof to receive a fractional share upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant, pay a sum in cash equal to the excess of the value of such fractional share (determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Company).

                                                           PAGE 117 OF 124 PAGES



    SECTION 8.  REGISTRATION RIGHTS; ETC.

    8.1. CERTAIN DEFINITIONS. As used in this Section 8, the following terms shall have the following respective meanings:

    "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

    "Registrable Securities" shall mean this Warrant or the Warrant Shares issued or issuable upon exercise of this Warrant.

    The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the effectiveness of such registration statement.

    "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 8.2 hereof other than Selling Expenses, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

    "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities, all fees and disbursements of counsel for any Holder and any blue sky fees and expenses excluded from the definition of "Registration Expenses".

    "Holder" shall mean any holder of outstanding Warrant Shares or Registrable Securities which (except for purposes of determining "Holders" under Section
8.6 hereof) have not been sold to the public.

    "Other Shareholders" shall mean holders of securities of the Company who are entitled by contract with the Company to have securities included in a registration of the Company's securities.

    8.2.  COMPANY REGISTRATION; DEMAND REGISTRATION.

    (a) NOTICE OF REGISTRATION. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, the Company will:

    (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

    (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a

                                                           PAGE 118 OF 124 PAGES


    written request or requests, made by any Holder within fifteen (15) days after receipt of the written notice from the Company described in clause
    (i) above, except as set forth in Section 8.2(b) below.

    (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to
Section 8.2(a)(i). In such event, the right of any Holder to registration pursuant to Section 8.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, directors and officers and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company.

    Notwithstanding any other provision of this Section 8.2, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some of the Registrable Securities which would otherwise be underwritten pursuant hereto provided, however, that in no event shall the Registrable Securities underwritten pursuant hereto constitute less than one-third of such offering. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The number of shares that may be included in the registration and underwriting on behalf of such Holders, directors and officers and Other Shareholders shall be allocated among such Holders, directors and officers and other Shareholders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they had requested to be included in such registration at the time of filing the registration statement.

    If any Holder of Registrable Securities or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

    (c) Notwithstanding anything to the contrary set forth above, each Holder shall also have the unqualified and unconditional right at any time and from time to time subsequent to December 1, 1997 to demand the registration of Registrable Securities, in which case the Company shall proceed with such registration as provided in this Section 8.

    8.3 EXPENSES OF REGISTRATION. The Company shall bear all Registration Expenses incurred in connection with any registration, qualification and compliance by the Company pursuant to Section 8.2 hereof. All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

    8.4 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Section 8, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. The Company will, at its expense:

                                                           PAGE 119 OF 124 PAGES


    (a)  keep such registration effective for a period of one hundred twenty
(120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

    (b) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request; and

    (c) use its best efforts to register or qualify the Registrable Securities under the securities laws or blue-sky laws of such jurisdictions as any Holder may request; provided, however, that the Company shall not be obligated to register or qualify such Registrable Securities in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in order to effect such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

    8.5 INDEMNIFICATION.

    (a) The Company, with respect to each registration, qualification and compliance effected pursuant to this Section 8, will indemnify and hold harmless each Holder, each of its officers, directors and partners, and each party controlling such Holder, and each underwriter, if any, and each party who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each party controlling such Holder, each such underwriter and each party who controls any such underwriter, for any legal and any other expenses incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based solely upon written information furnished to the Company by such Holder or underwriter, as the case may be, and stated to be specifically for use therein.

    (b) Each Holder and Other Shareholder will, if Registrable Securities held by such person are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each party who controls the Company or such underwriter, each other such Holder and Other Shareholder and each of their respective officers, directors and partners, and each party controlling such Holder or Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the

                                                           PAGE 120 OF 124 PAGES


statements therein not misleading, and will reimburse the Company and such Holders, Other Shareholders, directors, officers, partners, parties, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document solely in reliance upon and in conformity with written information furnished to the Company by such Holder or Other Shareholder and stated to be specifically for use therein; provided, however, that the obligations of such Holders and Other Shareholders hereunder shall be limited to an amount equal to the proceeds to each such Holder or Other Shareholder of securities sold as contemplated herein.

    (c) Each party entitled to indemnification under this Section 8.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have been advised by counsel that actual or potential differing interests or defenses exist or may exist between the Indemnifying Party and the Indemnified Party, in which case such expense shall be paid by the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

    8.6 INFORMATION BY HOLDER. Each Holder of Registrable Securities, and each Other Shareholder holding securities included in any registration, shall furnish to the Company such information regarding such Holder or Other Shareholder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 8.

    8.7 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

    (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

    (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended, at any time after it has become subject to such reporting requirements; and

                                                           PAGE 121 OF 124 PAGES


    (c) So long as the Holder owns any Registrable Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement in connection with an offering of its Securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

    SECTION 9. NOTICES. Any notice or other document required or permitted to be given or delivered to the Holder or the Company shall be effected on the seventh day following delivery to the United States Post Office, proper postage prepaid, sent by certified or registered mail return receipt requested, or on the day delivered by hand and receipted, or on the second business day after delivery to a recognized overnight courier service, addressed to the Holder at the address thereof specified in the Capitalization Agreement or to such other address as shall have been furnished to the Company in writing by the Holder or the Company at 61 Executive Boulevard, Farmingdale, New York 11735 or to such other address as shall have been furnished in writing to the Holder by the Company.

    SECTION 10. NO RIGHTS AS STOCKHOLDER; LIMITATION OF LIABILITY. This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Warrant Price hereunder or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

    SECTION 11. LAW GOVERNING. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

    SECTION 12.  MISCELLANEOUS.   This Warrant and any provision hereof may be
changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

                                                           PAGE 122 OF 124 PAGES



    IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its
duly authorized officer this      day of March 1996.


                                            VTX ELECTRONICS CORP.



                                            By:
                                               ---------------------------------

                                                           PAGE 123 OF 124 PAGES


                         [FORM OF ELECTION TO EXERCISE]

                   TO BE EXECUTED BY THE REGISTERED HOLDER IF
                  SUCH HOLDER DESIRES TO EXERCISE THE WARRANT

To            :
  ------------

    The undersigned hereby irrevocably elects to exercise the Warrant to purchase _______ shares of Common Stock issuable upon the exercise of such Warrant and requests that Certificate for such shares be issued in the name of:

- -------------------------------------------------------------------
    (Please print name and address)

- -------------------------------------------------------------------
        (Please insert social security or other identifying number)

- -------------------------------------------------------------------
            (Please insert number of shares exercised)

- -------------------------------------------------------------------
                 Please insert Warrant Price Paid

- -------------------------------------------------------------------
          (Please specify whether payment is in cash or Debentures)

If such number of Warrant shall not be all the Warrant evidenced by the accompanying Warrant, a new Warrant for the balance remaining of such Warrant shall be registered in the name of and delivered to:


- ------------------------------------------------------------------
               (Please print name and address)

- ------------------------------------------------------------------
(Please insert social security or other identifying number)

Dated:                ,     .
      ----------------  ----

                                            [HOLDER]


                                            By
                                              ----------------------------------